EX-33.22
(logo) LNR Partners, Inc.

Certification Regarding Compliance with Applicable Servicing Criteria

1. LNR Partners, Inc. (the "Asserting Party") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report, include commercial mortgage-asset-backed securities transactions for which the Asserting Party served as special servicer, that were completed on or after January 1, 2006 and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. The Asserting Party has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;

6. The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;

7. The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Deloitte & Touche, LLC, a registered public accounting firm, has issued an attestation report on the Asserting Party's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 26, 2009

LNR Partners, Inc.

By:/s/ Susan K. Chapman
Name:  Susan K. Chapman
Title: Vice President

1601 Washington Avenue * Suite 700 * Miami Beach, Florida 33139
Telephone: (305) 695-5600 * Fax: (305) 695-5601


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APPENDIX A


                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                  Performed        Performed by     NOT
                                                                                  by               subservicer(s)   performed by
                                                                                  Vendor(s)        or vendor(s)     Asserting Party
                                                                                  for which        for which        or by
                                                                    Performed     Asserting        Asserting        subservicer(s)
                                                                    Directly      Party is the     Party is NOT     or vendor(s)
                                                                    by Asserting  Responsible      the Responsible  retained by
Reference                             Criteria                      Party         Party            Party            Asserting Party


                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted               X
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities                 X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                               X
                  agreements to maintain a back-up servicer
                  for the pool assets are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                       X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on pool assets are deposited                X          X
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on              X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                      X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                         X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at              X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1)
                  of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as                X
                  to prevent unauthorized access.


(page)


                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                  Performed        Performed by     NOT
                                                                                  by               subservicer(s)   performed by
                                                                                  Vendor(s)        or vendor(s)     Asserting Party
                                                                                  for which        for which        or by
                                                                    Performed     Asserting        Asserting        subservicer(s)
                                                                    Directly      Party is the     Party is NOT     or vendor(s)
                                                                    by Asserting  Responsible      the Responsible  retained by
Reference                             Criteria                      Party         Party            Party            Asserting Party


1122(d)(2)(vii)   Reconciliations are prepared on a                    X          X
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those                X^1                                          X^1
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the terms
                  specified in the transaction agreements;
                  (C) are filed with the Commission as
                  required by its rules and regulations;
                  and (D) agree with the investors' or the
                  trustee's records as to the total unpaid
                  principal balance and number of pool
                  assets serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated                                                            X
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are                                                             X
                  posted within two business days to the
                  Servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the                                                             X
                  investor reports agree with cancelled
                  checks, or other form of payment, or
                  custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on pool assets                X
                  is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Pool asset and related documents are                 X
                  safeguarded as required by the
                  transaction agreements.

1122(d)(4)(iii)   Any additions, removals or substitutions             X
                  to the asset pool are made, reviewed and
                  approved in accordance with any conditions
                  or requirements in the transaction
                  agreements.

1122(d)(4)(iv)    Payments on pool assets, including any                X^2
                  payoffs, made in accordance with the related
                  pool asset documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related pool asset documents.

1122(d)(4)(v)     The Servicer's records regarding the                                                              X
                  pool assets agree with the Servicer's
                  records with respect to an obligor's
                  unpaid principal balance.


(page)


                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                  Performed        Performed by     NOT
                                                                                  by               subservicer(s)   performed by
                                                                                  Vendor(s)        or vendor(s)     Asserting Party
                                                                                  for which        for which        or by
                                                                    Performed     Asserting        Asserting        subservicer(s)
                                                                    Directly      Party is the     Party is NOT     or vendor(s)
                                                                    by Asserting  Responsible      the Responsible  retained by
Reference                             Criteria                      Party         Party            Party            Asserting Party


1122(d)(4)(vi)    Changes with respect to the terms or                 X
                  status of an obligor's pool assets (e.g.,
                  loan modifications or re-agings) are
                  made, reviewed and approved by authorized
                  personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions                  X
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts               X
                  are maintained during the period a pool
                  asset is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent pool assets including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates                                                            X
                  of return for pool assets with variable
                  rates are computed based on the related
                  pool asset documents.

1122(d)(4)(x)     Regarding any funds held in trust for                                                             X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's pool asset documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is
                  paid, or credited, to obligors in
                  accordance with applicable pool asset
                  documents and state laws; and (C) such
                  funds are returned to the obligor within
                  30 calendar days of full repayment of the
                  related pool assets, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor                                                             X
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the Servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in                                                                     X
                  connection with any payment to be made on
                  behalf of an obligor are paid from the
                  Servicer's funds and not charged to the
                  obligor, unless the late payment was due
                  to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                                                                X
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the Servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                       X
                  uncollectible accounts are recognized and
                  recorded in accordance with the
                  transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other                                                                 X
                  support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.


1 Excludes the criteria as set forth on 3(i)(C) or 3(i)(D) which is not applicable to the Asserting Party.

2 The processing of payments within 2 business day criteria is not applicable as the Asserting Party does not routinely accept or process payments.

